SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [XX] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                              Nobility Homes, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                              NOBILITY HOMES, INC.

                           Notice and Proxy Statement

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 27, 1998

   TO THE HOLDERS OF COMMON STOCK:

        PLEASE TAKE NOTICE that the Annual Meeting of the Shareholders of NOBILITY HOMES, INC. (the "Company") will be held on Friday, the 27th day of February, 1998, at 10:00 A.M. local time, at the Citrus Club in the Republic Bank Building, 255 South Orange Avenue, Orlando, Florida.

        The meeting will be held for the following purposes:

        1.   To elect a board of five directors.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.


                                      By Order of the Board of Directors,

                                      Jean Etheredge, Secretary


   DATED:  February 4, 1998

                              NOBILITY HOMES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 27, 1998

        This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 4, 1998 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of the shareholders of the Company. The meeting will be held at the Citrus Club in the Republic Bank Building, 255 South Orange Avenue, Orlando, Florida, at 10:00 A.M., local time, on Friday, February 27, 1998.

        If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by delivering a later dated proxy or written notice of revocation to the Secretary of the meeting or by attendance at the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of each director. Unless otherwise indicated, the shares represented by the proxy will be voted "for" the election of each director nominated by the Board of Directors. Directors will be elected by a plurality of the votes cast by shares entitled to vote at the meeting.

        Shareholders of record at the close of business on January 28, 1998, will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 28, 1998, the Company had outstanding and entitled to vote 2,970,954 shares of common stock. All share information herein does not reflect the three-for-two stock dividend payable on February 20, 1998 to stockholders of record on January 30, 1998.

        The complete mailing address of the principal office of the Company is 3741 S.W. 7th Street, P.O. Box 1659, Ocala, Florida 34478.

                  PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES

        The following table sets forth, as of January 28, 1998, certain information as to the $.10 par value common stock of the Company owned beneficially, directly or indirectly, by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding voting securities, by each executive officer named in the Summary Compensation table set forth elsewhere herein and by all directors and executive officers as a group:

                               Number of
      Name and Address       Common Shares
       of Beneficial          Beneficially              Percent
          Owner(1)             Owned(2)                 of Class
      ----------------       -------------              --------


    Terry E. Trexler(3)       1,336,107(4)               44.9%
    3741 S.W. 7th Street
    Ocala, Florida 34474

    Thomas W. Trexler(5)        211,229(6)                7.1%
    3741 S.W. 7th Street
    Ocala, Florida 34474

    Directors and             1,555,134(4)(6)(7)         52.3%
    Executive Officers
    (8 persons)
   ____________________

   (1) Information contained in this table is based upon information furnished by the persons indicated.

   (2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power. Amounts shown do not reflect the three-for-two stock dividend payable on February 20, 1998 to stockholders of record on January 30, 1998.

   (3) Mr. Terry Trexler is President and Chairman of the Board of the Company. Additional information is contained under "Nomination and Election of Directors."

   (4) Excludes 25,523 common shares held in trust for the benefit of one of Mr. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 1,237 shares held in trust for the benefit of Mr. Trexler's grandchild.

   (5) Mr. Thomas Trexler is Executive Vice President and a director of the Company. Additional information is contained under "Nomination and Election of Directors."

   (6) Includes 20,000 shares subject to presently exercisable options but excludes 80,000 shares subject to options which are not presently exercisable.

   (7) Excludes 3,000 shares subject to options which are not presently exercisable.

                      NOMINATION AND ELECTION OF DIRECTORS

        At the meeting, a Board of five directors will be elected to serve for one year and until the election and qualification of their successors. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the following persons who have been designated by the Company's Board of Directors as nominees.

        The bylaws of the Company provide for not less than one nor more than ten directors. The Board of Directors has determined that five directors are appropriate for the present time. Accordingly, proxies cannot be voted for more than five nominees.

        Each nominee has consented to being named as such in this proxy statement, and is at present available for election. Each nominee is a member of the Board, having been elected as such at the last annual meeting of the shareholders.

        If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below.

        The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

                                                              Shares of
                                                             Common Stock
                         Principal Occupation      Year      Beneficially
                            or Employment;         First     owned as of
                             Certain Other        Became     January 28,
        Name (Age)           Directorships       Director     1998(1)(2)
        ----------       --------------------    --------    ------------

    Terry E. Trexler   Chairman of the Board       1967       1,336,107(3)
         (58)          and President of the
                       Company; Mr. Trexler is
                       also President of TLT,
                       Inc.; from April 1996 to
                       March 1997, Mr. Trexler
                       was a director of
                       Citizens National Bank
                       and its subsidiary,
                       Citi-Bancshares, Inc.
                       and was Chairman of the
                       Board of Citizens First
                       Bancshares, Inc. and its
                       subsidiary, Citizens
                       First Bank of Ocala,
                       prior to its acquisition
                       by Citizens National
                       Bank in April 1996

    Thomas W. Trexler  Executive Vice President    1993         211,229(4)
         (34)          and Chief Financial
                       Officer of the Company
                       since December 1994;
                       President of Prestige
                       Home Centers, Inc. since
                       June 1995; Director of
                       Prestige since 1993 and
                       Vice President from 1991
                       to June 1995; President
                       of Prestige Insurance
                       Services, Inc. since
                       August 1992; Vice
                       President of TLT, Inc.
                       since September 1991;
                       prior to September 1991
                       Mr. Trexler was Vice
                       President of NationsBank
                       (formerly NCNB National
                       Bank) in Naples, Florida

    Richard C.         Vice President of           1975             500
    Barberie           Purchasing of the
         (59)          Company from December
                       1994 until his
                       retirement in June 1995;
                       Executive Vice President
                       of the Company for more
                       than five years prior to
                       December 1994

    Robert P.          President of Chariot        1996           3,100
    Holliday           Eagle, Inc. (which is
         (59)          engaged in the manu-
                       factured home business)
                       since 1984 and President
                       of Chariot Eagle-West,
                       Inc. since 1995; Director
                       of the Recreational Park
                       Trailer Industry
                       Association since 1993

    Robert P.          Attorney in private         1988           3,550
    Saltsman           practice since 1983;
         (44)          prior to 1983 Mr.
                       Saltsman was employed as
                       a C.P.A. by Arthur
                       Andersen & Co. in
                       Orlando, Florida

   _________________________

   (1) Information contained in this table is based upon information furnished by the persons indicated.

   (2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power. Amounts shown do not reflect the three-for-two stock dividend payable on February 20, 1998 to stockholders of record on January 30, 1998.

   (3) Excludes 25,523 common shares held in trust for the benefit of one of Terry E. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 1,237 shares held in trust for the benefit of Mr. Trexler's grandchild.

   (4) Includes 20,000 shares subject to presently exercisable options but excludes 80,000 shares subject to options which are not presently exercisable.

        Except as specifically noted in the table above, all of the nominees named above have been employed in the capacities indicated for more than five years. Terry E. Trexler is the father of Thomas W. Trexler.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Company securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the 10th day after the end of the month in which the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company's fiscal year.


                        BOARD OF DIRECTORS AND COMMITTEES

        During the fiscal year ended November 1, 1997, the Board of Directors of the Company held four regular meetings and one special meeting. All directors of the Company attended at least 75% of the aggregate total meetings of the Board of Directors and committees of the Board on which they served.

        The Company presently has two standing committees of its Board of Directors, an Audit Committee and a Salary Review Committee. The Company has no standing nominating committee of the Board.

        The Company's Audit Committee, which during fiscal 1997 was comprised of Messrs. Saltsman, Holliday and Terry Trexler, reviews the internal controls of the Company and the objectivity of its financial reporting.
   It meets with the Company's independent public accountants in connection with these reviews. The Audit Committee also recommends to the Board of Directors the appointment of the independent certified public accountants. The Audit Committee met once during fiscal 1997.

        The Salary Review Committee is presently comprised of Messrs. Terry Trexler, Robert Holliday and Robert Saltsman. The Salary Review Committee recommends to the Board of Directors the salaries and bonuses, if any, to be paid the officers of the Company. The Salary Review Committee met four times during the fiscal year.

        Directors who are not employees of the Company are paid quarterly fees of $1,250.


                             EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and its Executive Vice President, the only other executive officer who had total salary and bonus exceeding $100,000 during the fiscal year ended November 1, 1997. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any executive officers during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                            Long Term
                                          Annual           Compensation
                                       Compensation           Awards
                                       ------------        ------------

           Name &                                           Securities
          Principal         Year                            Underlying      All Other
          Position         Ended      Salary    Bonus     Options/SAR's   Compensation
          --------         -----      ------    -----     -------------   ------------

       Terry E. Trexler   11/01/97    $93,500  $93,200        ----         $37,075(1)
        President and     11/02/96    $93,500  $53,000        ----         $37,075(1)
        Chairman of the   11/04/95    $93,500  $52,000        ----         $37,075(1)
        Board

       Thomas W. Trexler  11/01/97    $72,150  $70,000        ----         $   558(2)
         Executive Vice   11/02/96    $74,593  $41,200       100,000       $   558(2)
         President

   ________________

   (1) Consists of (a) a $17,100 premium paid by the Company on a life insurance policy, and (b) $19,975 in premiums paid by the Company on two split dollar life insurance policies. The proceeds of the first policy will be paid to Mr. Trexler's designated beneficiaries in the event of his death, but in the case of the two split dollar policies, the premiums paid by the Company will be repaid to the Company out of the policy proceeds, and the remainder of the proceeds will be paid to Mr. Trexler's designated beneficiaries.

   (2) Consists of a premium paid by the Company on a split dollar life insurance policy. In the event of Mr. Trexler's death, the premiums paid by the Company will be repaid to the Company out of the policy proceeds, and the remainder of the proceeds will be paid to Mr. Trexler's designated beneficiaries.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's Salary Review Committee (the "Compensation Committee") consists of Messrs. Terry Trexler, Robert Holliday and Robert Saltsman. The Company's executive compensation policy seeks to fairly compensate executives for their performances and contributions to the Company and to provide incentives that will attract and retain key employees. Compensation of executive officers for fiscal 1997 performance generally consisted of a base salary and profit bonuses tied to the performance of the Company.

        Base salaries and profit bonuses historically have been reviewed and adjusted from time to time based primarily on a non-quantitative assessment of factors such as an individual's performance, contributions, changes in job content and responsibilities and the Company's performance and economic conditions. The Compensation Committee reviewed and approved the base salary and the profit bonuses provided to executive officers in fiscal 1997. In doing so the Compensation Committee considered (i) the Company's financial results for fiscal 1996 and the continued improvement in the financial condition of the Company and (ii) certain non-quantitative factors, with emphasis on the qualitative performance of the Company's executives. It is an objective of the Compensation Committee to maintain salaries that are reflective of the individual executive's experience and responsibility level, and that are competitive with the salary levels of executives at other companies engaged in the same or similar line of business with revenues in a range comparable to those of the Company.

        The base salary of the Chairman, President and Chief Executive Officer (the "CEO") has remained unchanged at his request for the past five years. His bonuses are tied directly to the net profit before income taxes of the overall Company and are approved on a quarterly basis by the Compensation Committee. It is the Committee's belief that the CEO is undercompensated compared to the compensation paid to chief executive officers by other companies in the industry of similar size and performance. However, it is the CEO's desire to maintain his compensation in its present range, with a major incentive for his performance taking the form of increases in the value of his substantial stock ownership in the Company.

        Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Because non-exempt options and other forms of compensation to the Company's officers are not expected to be anywhere near $1 million, the Compensation Committee does not presently have a policy regarding whether it would authorize compensation that would not be deductible for the Company for federal income tax purposes by reason of
   Section 162(m).


                                      Robert P. Saltsman
                                      Terry E. Trexler
                                      Robert P. Holliday

                         SHAREHOLDER RETURN PERFORMANCE

        The following graph compares the Company's cumulative total shareholder return on its common stock from November 1, 1992 to November 1, 1997 with the cumulative total return of the MG Group Index and the Nasdaq Market Index.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                              Fiscal Year
                          -----------------------------------------------------
                           1992     1993     1994     1995      1996       1997

    Nobility Homes, Inc.   100     418.76   426.30   811.34   1,823.69   1,020.03

    Industry Index(1)      100     223.98   212.84   334.31     400.80     259.53

    Nasdaq Market Index    100     127.13   135.16   160.32     188.27     254.71

   ________________

   (1)  The Industry Index chosen was the MG Industry Group 052 -
        Manufactured Housing. The current composition of the Industry Index is as follows:

             American Homestar Corp.
             Belmont Homes, Inc.
             Cavalier Homes, Inc.
             Champion Enterprises, Inc.
             Clayton Homes, Inc.
             Drew Industries, Inc.
             Liberty Homes, Inc. CL A
             Liberty Homes, Inc. CL B
             Nobility Homes, Inc.
             Oakwood Homes Corp.
             Schult Homes Corp.
             Skyline Corp.
             Southern Energy Homes

          SALARY REVIEW COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Salary Review Committee consists of Messrs. Trexler, Holliday and Saltsman. Mr. Trexler is the Company's President and Chairman of the Board. Mr. Saltsman performed legal services for the Company during fiscal 1997 for which he was paid approximately $4,900 during fiscal 1997.

        Terry E. Trexler owns 100% of the stock of TLT, Inc. ("TLT") which develops, owns and manages manufactured home communities in Florida that cater to the retirement market. Sales to TLT and related manufactured home communities were $399,853 in fiscal 1997 or approximately 1% of net sales in 1997. Management of the Company anticipates that sales to TLT during fiscal 1998 will continue at approximately the same level as TLT's manufactured home communities are built out.

        TLT participates with other dealers that purchase homes from the Company in a volume bonus award program under which the Company offers a volume bonus award to dealers that purchase homes in excess of certain specified dollar amounts during a specified period. During the year ended November 1, 1997, volume bonus awards in the aggregate amount of $8,000 were paid to TLT.

        The Company provides certain accounting services to TLT at no charge in return for exclusive sales rights at TLT's manufactured home communities. The value of these services during the Company's last fiscal year was less than $60,000.


                              CERTAIN TRANSACTIONS

        For information concerning transactions between the Company and directors, officers or entities in which they have an interest, see "Salary Review Committee Interlocks."


                         INDEPENDENT PUBLIC ACCOUNTANTS

        Management of the Company has selected the firm of Price Waterhouse LLP, independent certified public accountants, as auditors to examine the books and accounts of the Company for the fiscal year ending October 31, 1998. Price Waterhouse was engaged by the Company on October 30, 1993.

        A representative of Price Waterhouse LLP is expected to be present at the annual meeting with an opportunity to make statements if he so desires and to respond to appropriate questions by shareholders.


                              SHAREHOLDER PROPOSALS

        Any shareholder desiring to present a proposal to be included in the Company's proxy statement for the next annual meeting of the shareholders scheduled to be held at the end of February 1999, should submit a written copy of such proposal to the principal offices of the Company no later than October 7, 1998. Such proposal should be submitted by certified mail, return receipt requested.


                                  ANNUAL REPORT

        A copy of the Company's annual report for the fiscal year ended November 1, 1997, accompanies this proxy statement. Any shareholder who would like an additional copy of the annual report may obtain one by writing the Treasurer of the Company at 3741 S.W. 7th Street, Post Office Box 1659, Ocala, Florida 34478.


                                  OTHER MATTERS

        Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.


                            EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

        Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.

   Date:     February 4, 1998

                              NOBILITY HOMES, INC.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 27, 1998


        The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement appoints Terry E. Trexler and Jean Etheredge, and each or either of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, February 27, 1998, and any and all adjournments thereof, in the manner specified.

           (Continued and to be SIGNED and dated on the reverse side.)

    THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS    Please mark
            INDICATED, WILL BE VOTED "FOR" THE PROPOSAL            your votes
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.   as indicated      [ X ]
                                                                   in this
                                                                   example


   Proposal 1.    Election of Directors nominated by the Board of Directors -
                  Terry E. Trexler, Richard C. Barberie, Robert P. Holliday,
                  Robert P. Saltsman, Thomas W. Trexler.

     FOR all
    nominees        WITHHOLD     (INSTRUCTION: To withhold authority to vote for
     listed        AUTHORITY     any individual nominee, write that nominee's name
   (except as       to vote      on the space provided below:
    marked to       for all
       the          nominees     __________________________________________________
   contrary to       to the
   the right)        right

       [ ]            [ ]





                                                Should any other matters
                                                requiring a vote of the
                                                shareholders arise, the above
                                                named proxies are authorized
                                                to vote the same in
                                                accordance with their best
                                                judgment in the interest of
                                                the Company.  The Board of
                                                Directors is not aware of any
                                                other matter which is to be
                                                presented for action at the
                                                meeting other than the
                                                matters set forth herein.

                                                (Please sign exactly as name
                                                or names appear hereon.
                                                Executors, administrators,
                                                trustees or other
                                                representatives should so
                                                indicate when signing.)


   Signature(s)__________________ Signature(s)____________________ Date_____________________
   NOTE: Please sign as name appears hereon.  Joint owners should each sign.
   When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.






        YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.